                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------



                              AMENDED AND RESTATED


                                TRUST AGREEMENT


                                     AMONG


                       INTEGON CORPORATION, AS DEPOSITOR,


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                              AS PROPERTY TRUSTEE,


                         FIRST UNION BANK OF DELAWARE,
                              AS DELAWARE TRUSTEE,


                                      AND


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN


                         DATED AS OF FEBRUARY 10, 1997


                               INTEGON CAPITAL I



--------------------------------------------------------------------------------

                               INTEGON CAPITAL I

              Certain Sections of this Trust Agreement relating to
                        Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                            Trust Agreement
Act Section                                    Section
----------------------                     ---------------
((S)) 310    (a)(1).....................   8.7
             (a)(2).....................   8.7
             (a)(3).....................   8.9
             (a)(4).....................   2.7(a)(ii)
             (b)........................   8.8
((S)) 311    (a)........................   8.13
             (b)........................   8.13
((S)) 312    (a)........................   5.7
             (b)........................   5.7
             (c)........................   5.7
((S)) 313    (a)........................   8.14(a)
             (a)(4).....................   8.14(b)
             (b)........................   8.14(b)
             (c)........................   11.9
             (d)........................   8.14(b)
((S)) 314    (a)........................   8.15
             (b)........................   Not Applicable
             (c)(1).....................   8.16
             (c)(2).....................   8.16
             (c)(3).....................   Not Applicable
             (d)........................   Not Applicable
             (e)........................   1.1, 8.16
((S)) 315    (a)........................   8.1(a), 8.3(a)
             (b)........................   8.2, 11.9
             (c)........................   8.1(a)
             (d)........................   8.1, 8.3
             (e)........................   Not Applicable
((S)) 316    (a)........................   Not Applicable
             (a)(1)(A)..................   Not Applicable
             (a)(1)(B)..................   Not Applicable
             (a)(2).....................   Not Applicable
             (b)........................   5.14
             (c)........................   6.7


Trust Indenture                            Trust Agreement
Act Section                                    Section
----------------------                     ---------------
((S)) 317    (a)(1).....................   Not Applicable
             (a)(2).....................   Not Applicable
             (b)........................   5.9
((S)) 318    (a)........................   11.11

------------
Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                               TABLE OF CONTENTS

ARTICLE I     Defined Terms.................................................................................................   1
Section 1.1  Definitions....................................................................................................   2

ARTICLE II    Continuation of the Trust.....................................................................................  13
Section 2.1  Name...........................................................................................................  13
Section 2.2  Office of the Delaware Trustee; Principal Place of Business....................................................  13
Section 2.3  Initial Contribution of Trust Property; Organizational Expenses................................................  13
Section 2.4  Issuance of the Capital Securities.............................................................................  13
Section 2.5  Issuance of the Common Securities; Subscription and Purchase
              of Debentures.................................................................................................  14
Section 2.6  Declaration of Trust...........................................................................................  14
Section 2.7  Authorization to Enter into Certain Transactions...............................................................  15
Section 2.8  Assets of Trust................................................................................................  19
Section 2.9  Title to Trust Property........................................................................................  19

ARTICLE III   Payment Account...............................................................................................  19
Section 3.1  Payment Account................................................................................................  19

ARTICLE IV    Distributions; Redemption.....................................................................................  19
Section 4.1  Distributions..................................................................................................  19
Section 4.2  Redemption.....................................................................................................  21
Section 4.3  Subordination of Common Securities.............................................................................  23
Section 4.4  Payment Procedures.............................................................................................  23
Section 4.5  Tax Returns and Reports........................................................................................  24
Section 4.6  Payment of Taxes, Duties, Etc. of the Issuer Trust.............................................................  24
Section 4.7  Payments under Indenture or Pursuant to Direct Actions.........................................................  24

ARTICLE V     Trust Securities Certificates.................................................................................  25
Section 5.1  Initial Ownership..............................................................................................  25
Section 5.2  The Trust Securities Certificates..............................................................................  25
Section 5.3  Execution and Delivery of Trust Securities Certificates........................................................  25
Section 5.4 Capital Securities..............................................................................................  26
Section 5.5  Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.............................................  27
Section 5.6  Persons Deemed Securityholders.................................................................................  27
Section 5.7  Access to List of Securityholders' Names and Addresses.........................................................  28
Section 5.8  Maintenance of Office or Agency................................................................................  28
Section 5.9  Appointment of Paying Agent....................................................................................  28
Section 5.10  Ownership of Common Securities by Depositor;
          Common Securities Certificate.....................................................................................  29
Section 5.11  Registration of Transfer and Exchange of Securities Certificates..............................................  29
Section 5.12  Notices to Depository.........................................................................................  36
Section 5.13  Definitive Capital Securities Certificates....................................................................  37
Section 5.14  Rights of Securityholders.....................................................................................  37

Section 5.15  CUSIP Numbers                                                                                                   40

ARTICLE VI       Acts of Securityholders; Meetings; Voting..................................................................  40
Section 6.1  Limitations on Voting Rights...................................................................................  40
Section 6.2  Notice of Meetings.............................................................................................  41
Section 6.3  Meetings of Capital Securityholders............................................................................  41
Section 6.4  Voting Rights..................................................................................................  42
Section 6.5  Proxies, etc...................................................................................................  42
Section 6.6  Securityholder Action by Written Consent.......................................................................  42
Section 6.7  Record Date for Voting and Other Purposes......................................................................  43
Section 6.8  Acts of Securityholders........................................................................................  43
Section 6.9  Inspection of Records..........................................................................................  44
Section 6.10  Reports to Holders of Capital Securities......................................................................  44

ARTICLE VII      Representations and Warranties.............................................................................  44
Section 7.1  Representations and Warranties of the Property Trustee and
       the Delaware Trustee.................................................................................................  44
Section 7.2  Representations and Warranties of Depositor....................................................................  46

ARTICLE VIII     The Trustees...............................................................................................  46
Section 8.1  Certain Duties and Responsibilities............................................................................  46
Section 8.2  Certain Notices................................................................................................  48
Section 8.3  Certain Rights of Property Trustee.............................................................................  48
Section 8.4  Not Responsible for Recitals or Issuance of Securities.........................................................  50
Section 8.5  May Hold Securities............................................................................................  51
Section 8.6  Compensation; Indemnity; Fees..................................................................................  51
Section 8.7  Corporate Property Trustee Required; Eligibility of Trustees...................................................  52
Section 8.8  Conflicting Interests..........................................................................................  53
Section 8.9  Co-Trustees and Separate Trustee...............................................................................  53
Section 8.10  Resignation and Removal; Appointment of Successor.............................................................  54
Section 8.11  Acceptance of Appointment by Successor........................................................................  56
Section 8.12  Merger, Conversion, Consolidation or Succession to Business...................................................  56
Section 8.13  Preferential Collection of Claims Against Depositor or Trust..................................................  57
Section 8.14  Reports by Property Trustee...................................................................................  57
Section 8.15  Reports to the Property Trustee...............................................................................  58
Section 8.16  Evidence of Compliance with Conditions Precedent..............................................................  58
Section 8.17  Number of Trustees............................................................................................  58
Section 8.18  Delegation of Power...........................................................................................  59

ARTICLE IX       Termination, Liquidation and Merger........................................................................  59
Section 9.1  Termination Upon Expiration Date...............................................................................  59
Section 9.2  Early Termination..............................................................................................  59
Section 9.3  Termination....................................................................................................  60
Section 9.4  Liquidation....................................................................................................  60

Section 9.5  Mergers, Consolidations, Amalgamations or Replacements of
          the Trust                                                                                                           62

ARTICLE X       Repurchase Upon Change of Control...........................................................................  63
Section 10.1  Repurchase....................................................................................................  63
Section 10.2  Repurchase Procedures.........................................................................................  64
Section 10.3  Repurchase of Common Securities...............................................................................  66

ARTICLE XI      Miscellaneous Provisions....................................................................................  66
Section 11.1  Limitation of Rights of Securityholders.......................................................................  66
Section 11.2  Liability of the Common Securityholder........................................................................  67
Section 11.3  Amendment.....................................................................................................  67
Section 11.4  Separability..................................................................................................  68
Section 11.5  Governing Law.................................................................................................  68
Section 11.6  Payments Due on Non-Business Day..............................................................................  69
Section 11.7  Successors....................................................................................................  69
Section 11.8  Headings......................................................................................................  69
Section 11.9  Reports, Notices and Demands..................................................................................  69
Section 11.10  Agreement Not to Petition....................................................................................  70
Section 11.11  Trust Indenture Act; Conflict with Trust Indenture Act.......................................................  70
Section 11.12  Acceptance of Terms of Trust Agreement, Guarantee
               and Indenture................................................................................................  71
Section 11.13  Counterparts.................................................................................................  71

     AMENDED AND RESTATED TRUST AGREEMENT, dated as of February 10, 1997, among
(i) Integon Corporation, a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) First Union National Bank of North Carolina, a national banking association organized and existing under the laws of the United States of America, as property trustee (in each such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) First Union Bank of Delaware, a banking corporation organized under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee"), (iv) John B. Yorke, Donald F. McKee and Steven C. Andrews, each an individual whose address is c/o Integon Corporation, 500 West Fifth Street, Winston-Salem, North Carolina 27152 (each an "Administrative Trustee" and, collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees are referred to collectively herein as the "Trustees") and (v) the several Holders, as hereinafter defined.

                                   Witnesseth

     Whereas, the Depositor, one of the Administrative Trustees and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into that certain Trust Agreement, dated as of January 27, 1997 (the "Original Trust Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on January 27, 1997, attached hereto as Exhibit A (the "Certificate of Trust"); and

     Whereas, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Trust pursuant to the Purchase Agreement and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures;

     Now Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I

                                 Defined Terms

      Section 1.1  Definitions.

     For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

     (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.8.

     "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest paid by the Depositor on a Like Amount of Debentures for such period.

     "Additional Interest" has the meaning specified in Section 1.1 of the Indenture.

     "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

     "Administrative Trustees" means each individual identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in such individual's capacity as Administrative Trustee of the Trust continued hereunder and not in such individual's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bank" has the meaning specified in the preamble to this Trust Agreement.

     "Bankruptcy Event" means, with respect to any Person:

     (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Bankruptcy Laws" has the meaning specified in Section 11.10.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Capital Securities Certificate" means a certificate evidencing ownership of (i) Initial Capital Securities, substantially in the form attached as Exhibit B-1 or (ii) Exchange Capital Securities, substantially in the form attached as Exhibit B-2, as the context may require.

     "Capital Security" means any one of the Initial Capital Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, any one of the Exchange Capital Securities.

     "Certificate of Depository Agreement" means the Letter of Representations among the Trust, the Depositor and The Depository Trust Company, as the initial Depository, dated the Closing Date, relating to the Capital Securities Certificates, substantially in the form attached as Exhibit C, as the same may be amended and supplemented from time to time.

     "Certificate of Trust" has the meaning specified in the recitals hereof, as amended from time to time.

     "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Depositor): (a) an event or series of events by which any Person or group of Persons within the meaning of Section 13(d) of the Exchange Act shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation, issuances of securities by the Depositor or otherwise, be or become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the combined voting power of the then outstanding voting stock of the Depositor, (b) the first day on which a majority of the members of the Board of Directors of the Depositor are not Continuing Directors, (c) the stockholders of the Depositor shall approve any plan or proposal for the liquidation or dissolution of the Depositor or (d) the direct or indirect sale, assignment, lease, exchange, disposition or other transfer, in one transaction or a series of related transactions, of all or substantially all of the property or assets of the Depositor to any Person.

     "Change of Control Notice" has the meaning specified in Section 10.1.

     "Closing Date" means February 10, 1997.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit D.

     "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Continuing Director" means any member of the Board of Directors of the Depositor who was a member of such Board of Directors on the date of original issuance of the Capital Securities, and, as of any determination date thereafter, shall include any member of the Board of Directors of the Depositor who was nominated for election or appointed to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or appointment.

     "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal corporate trust office of the Property Trustee located in Charlotte, North Carolina, and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in Charlotte, North Carolina.

     "Debentures" means the Depositor's 10 3/4% Junior Subordinated Deferrable Interest Debentures, Series A, issued pursuant to the Indenture, and, when and if issued as contemplated by the Exchange and Registration Rights Agreement, the Depositor's new series of 10 3/4% Junior Subordinated Deferrable Interest Debentures, to be issued in exchange therefor.

     "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

     "Debenture Maturity Date" means the date specified pursuant to the terms of the Debentures as the date on which the principal of the Debentures is due and payable, as such date may be shortened pursuant to the terms of the Debentures.

     "Debenture Redemption Date" means, with respect to any Debenture to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

     "Debenture Trustee" means First Union National Bank of North Carolina, a national banking association organized and existing under the laws of the United States of America, as trustee under the Indenture, and any successor trustee appointed as provided therein.

     "Definitive Capital Security" means a beneficial interest in the Definitive Capital Securities Certificates.

     "Definitive Capital Securities Certificates" means either or both (as the context requires) of (a) Capital Securities Certificates in the form of Exhibit B-1 or B-2 hereto that do not include the information called for by footnote 1 thereof, and (b) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

     "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq., as it may be amended from time to time.

     "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Depositor" has the meaning specified in the preamble to this Trust Agreement.

     "Depository" means an organization registered as a "Depository" pursuant to
Section 17A of the Exchange Act. The Depository Trust Company will be the initial Depository.

     "Depository Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects global transfers and pledges of securities deposited with the Depository.

     "Distribution Date" has the meaning specified in Section 4.1(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

     "Early Termination Event" has the meaning specified in Section 9.2.

     "Electing Holders" has the meaning specified in Section 10.2.

     "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a)  the occurrence of a Debenture Event of Default; or

     (b) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (c) default by the Property Trustee in the payment of any Redemption Price or Repurchase Price of any Trust Security when such price becomes due and payable; or

     (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 90 days thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, and any statute successor thereto, in each case, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of February 10, 1997 among the Initial Purchasers, the Depositor and the Trust, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof

     "Exchange Capital Security" means an undivided beneficial preferred interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution, as provided herein, and to be issued hereunder in connection with the offer to exchange the Initial Capital Securities for a new series of capital securities of the Trust as contemplated by the Exchange and Registration Rights Agreement.

     "Expiration Date" has the meaning specified in Section 9.1.

     "Global Capital Securities" means a beneficial interest in the Capital Securities Certificates, ownership and transfers of which shall be made through book entries by the Depository as described in Section 5.11.

     "Global Capital Securities Certificates" means the Capital Securities Certificates representing Global Capital Securities.

     "Guarantee" means the Guarantee Agreement, as amended from time to time, executed and delivered by the Depositor and First Union National Bank of North Carolina, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Initial Capital Securities, and, when and if issued as contemplated by the Exchange and Registration Rights Agreement, the guarantee agreement, as amended from time to time, to be executed and delivered by the Depositor and First Union National Bank of North Carolina, as guarantee trustee, contemporaneously with the issuance of the Exchange Capital Securities as contemplated by the Exchange and Registration Rights Agreement.

     "Indenture" means the Junior Subordinated Indenture, dated as of February 10, 1997, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

     "Initial Capital Security" means an undivided beneficial preferred interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution, as provided herein and issued on the Closing Date.

     "Initial Purchasers" means Goldman, Sachs & Co., Deutsche Morgan Grenfell Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the initial purchasers named in Schedule I to the Purchase Agreement.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to that portion of the aggregate principal amount of Debentures to be contemporaneously redeemed, or which will contemporaneously mature, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the Holders to whom such Debentures are distributed, and (c) with respect to a repurchase of Debentures following a Change of Control, Debentures having an aggregate principal amount equal to that portion of the aggregate Liquidation Amount of the Capital Securities that are the subject of Repurchase Elections delivered pursuant to Section 10.2(a).

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

     "Liquidation Distribution" has the meaning specified in Section 9.4(d).

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Officers' Certificate" means a certificate signed by the Chairman, Vice Chairman, Chief Executive Officer, President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Trust, the Property Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.

     "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

     "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

     (a) Trust Securities theretofore canceled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

     (b) Trust Securities for whose payment, repurchase or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent in trust for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed or caused to be repurchased, notice of such redemption or Repurchase Elections have been duly given pursuant to this Trust Agreement; and

     (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to this Trust Agreement, including pursuant to Sections 5.4, 5.5, 5.11 and 5.13, unless proof satisfactory to the Property Trustee is presented that any such Trust Securities are held by Holders in whose hands such Trust Securities are valid, binding and legal obligations of the Trust;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of a Global Capital Securities Certificate as reflected in the records of the Depository or, if a Depository Participant is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Depository (directly or indirectly, in accordance with the rules of such Depository).

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its corporate trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1, 4.2 and 10.2.

     "Person" means any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

     "Purchase Agreement" means the Purchase Agreement, dated February 10, 1997, among the Trust, the Depositor and the Initial Purchasers.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the Debenture Maturity Date shall be a Redemption Date for a Like Amount of Trust Securities.

     "Redemption Price" means, with respect to any Trust Security to be redeemed, the Liquidation Amount of such Trust Security plus accumulated and unpaid Distributions to but excluding the Redemption Date, plus the amount of the premium, if any, paid by the Depositor upon the concurrent redemption of Debentures having a principal amount equal to the Liquidation Amount of such Trust Security if such Trust Security is redeemed upon the redemption of Debentures at maturity or upon earlier redemption as provided under the Indenture.

     "Relevant Trustee" shall have the meaning specified in Section 8.10.

     "Repurchase Date," when used with respect to any Trust Security to be repurchased pursuant to Section 10.1, means the date at which such Trust Security is to be repurchased pursuant to Section 10.1.

     "Repurchase Election" has the meaning specified in Section 10.1.

     "Repurchase Price," when used with respect to any Trust Security to be repurchased pursuant to Section 10.1, means the price at which such Trust Security is to be repurchased pursuant to Section 10.1.

     "Reserve Account" has the meaning specified in the Indenture.

     "Restricted Securities Legend" means the legend set forth in Section 5.11.

     "Securities Act" means the Securities Act of 1933, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

     "Securities Custodian" means the custodian with respect to the Global Capital Securities Certificates (as appointed by the Depository), or any successor entity thereto and shall initially be the Bank.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.11.

     "Securityholder" or "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act.

     "Shelf Registration Statement" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

     "Transfer Restricted Securities Certificates" means Capital Securities Certificates that bear or are required to bear the legend set forth in Section 5.11.

     "Trust" means the Delaware statutory business trust created under the Original Trust Agreement and continued hereby and identified on the cover page to this Trust Agreement.

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing. "Trust Property" shall not include funds deposited in the Reserve Account but shall include such funds once paid out of the Reserve Account to the Trust.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

     "Trust Security" means any one of the Common Securities or the Capital Securities.

     "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.


                                   ARTICLE II

                           Continuation of the Trust

      Section 2.1  Name.

     The Trust continued hereby shall be known as "Integon Capital I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Property Trustee and the Administrative Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     Section 2.2  Office of the Delaware Trustee; Principal Place of Business.

     The address of the Delaware Trustee in the State of Delaware is c/o First Union Bank of Delaware, One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 19801, Attention: Corporate Trust Department, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o Integon Corporation, 500 West Fifth Street, Winston-Salem, North Carolina 27152; Attention: General Counsel.

     Section 2.3  Initial Contribution of Trust Property; Organizational
Expenses.

     The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

     Section 2.4  Issuance of the Capital Securities.

     As of February 5, 1997, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Purchase Agreement. On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2, cause to be authenticated, and deliver to the Initial Purchasers Capital Securities Certificates in respect of the Initial Capital Securities, registered in the name of the nominee of the initial Depository, as contemplated by Section 5.4(a), or in the name of such Persons as such Initial

Purchasers shall have designated, as contemplated by Section
5.4(c), in an aggregate amount of 100,000 Capital Securities having an aggregate Liquidation Amount of $100,000,000, against receipt of an aggregate purchase price plus accumulated distributions from February 10, 1997 on such Capital Securities of $100,000,000, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

     Section 2.5 Issuance of the Common Securities; Subscription and Purchase of Debentures.

     On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2, cause to be authenticated, and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 3,093 Common Securities having an aggregate Liquidation Amount of $3,093,000 against payment by the Depositor of an aggregate purchase price therefor of $3,093,000 which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $103,093,000, and, in satisfaction of the purchase price plus accrued interest from February 10, 1997 for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $103,093,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5).

     Section 2.6  Declaration of Trust.

     The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities, (b) to use the proceeds from such sale to acquire the Debentures and (c) to engage in those activities necessary or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and taking such actions as are required to be taken by the Delaware Trustee under the Delaware Business Trust Act.

     Section 2.7  Authorization to Enter into Certain Transactions.

     (a) The Administrative Trustees and the Property Trustee shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and
Article VIII and in accordance with the following provisions (i) and (ii), the Administrative Trustees and the Property Trustee shall have the authority to enter into all transactions and agreements determined by the Administrative Trustees and the Property Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to such Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

               (i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following:

               (A)  issuing and selling the Trust Securities;

               (B) causing the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

               (C) causing the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Exchange and Registration Rights Agreement and assisting in the registration of the Capital Securities, as contemplated by the Exchange and Registration Rights Agreement, under the Securities Act and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

               (D) assisting in the listing, if any, of the Capital Securities upon such national securities exchange or exchanges or automated quotation system or systems as shall be determined by the Depositor and the registration of the Capital Securities under the Exchange Act and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

               (E) sending notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

               (F) appointing a Paying Agent and Securities Registrar in accordance with this Trust Agreement;

               (G) registering transfers of the Trust Securities in accordance with this Trust Agreement;

               (H) to the extent provided in this Trust Agreement, winding up the affairs of and liquidating the Trust and executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware;

               (I) unless otherwise determined by the Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, executing on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

               (J) taking any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

               (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following:

               (A)  establishing the Payment Account;

               (B)  receiving the Debentures;

               (C) collecting interest, principal and any other payments made in respect of the Debentures in the Payment Account;

               (D) distributing through the Paying Agent amounts owed to the Securityholders in respect of the Trust Securities;

               (E) exercising all of the rights, powers and privileges of a holder of the Debentures;

               (F) sending notices of default or change of control and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

               (G) distributing the Trust Property in accordance with the terms of this Trust Agreement; and

               (H) to the extent provided in this Trust Agreement, winding up the affairs of and liquidating the Trust and executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware.

     Except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or authority of the Administrative Trustees set forth in Section 2.7(a)(i).

     (b) So long as this Trust Agreement remains in effect, the Trust (or the Property Trustee and the Administrative Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Property Trustee and the Administrative Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to be taxable as a corporation or fail or cease to qualify as a "grantor trust" for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Trust Agreement and of the Trust Securities; (vii) acquire any assets other than the Trust Property, (viii) possess any power or otherwise act in such a way as to vary the Trust Property, (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities) or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their
capacity as Securityholders.   The Property Trustee may rely on the statements
of the Administrative Trustees as to whether any action of the Property Trustee would cause the Trust to be taxable as a corporation or fail or cease to qualify as a "grantor trust" for United States federal income tax purposes.

     (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (i) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement and any underwriting agreement providing for the sale of the Capital Securities;

               (ii) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Capital Securities, as contemplated by the Exchange and Registration Rights Agreement, including any amendments thereto;

               (iii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Property Trustee and the Administrative Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing, and the execution on behalf of the Trust of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

               (iv) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market or any other automated quotation system for listing upon notice of issuance of any Capital Securities and filing with such exchange or self-regulatory organization such notifications and documents as may be necessary from time to time to maintain such listing; and

               (v) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

     (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or be taxable as a corporation or fail or cease to be classified as a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and any Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Capital Securities.

      Section 2.8  Assets of Trust.

      The assets of the Trust shall consist solely of the Trust Property.

      Section 2.9  Title to Trust Property.

     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.


                                  ARTICLE III

                                Payment Account

      Section 3.1  Payment Account.

     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account (including funds paid by the Depositor to the Trust out of the Reserve Account in satisfaction of the Company's interest payment obligations under the Indenture) shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of, or interest or premium on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee.


                                   ARTICLE IV

                           Distributions; Redemption

      Section 4.1  Distributions.

     (a) The Trust Securities represent undivided beneficial ownership interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust

Securities at the rate and on the dates that payments of interest (including of Additional Interest, if any,) are made on the Debentures. Accordingly:

               (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from February 10, 1997, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 1997. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

               (ii) Distributions on the Trust Securities shall accumulate and be payable at a rate of 10 3/4% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial Distribution period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

               (iii) Distributions on the Trust Securities shall be made by the Property Trustee, who shall deposit with the Paying Agent funds sufficient to pay the applicable Distributions, from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

     (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that any of the Capital Securities are not held in book-entry form, the relevant record date for all Capital Securities shall be 15 days prior to the relevant Distribution Date (whether or not such record date is a Business Day).

      Section 4.2  Redemption.

     (a) On each Debenture Redemption Date and the Debenture Maturity Date, the Trust shall redeem a Like Amount of Trust Securities at the applicable Redemption Price.

     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

               (i)  the Redemption Date;

               (ii) the Redemption Price;

               (iii) the CUSIP number, if any, of the Trust Securities to be redeemed;

               (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

               (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

               (vi) if any of the Capital Securities are not held in book-entry form, the place and address where the Holders shall surrender their Capital Securities Certificates.

     (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at stated maturity of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

     (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Capital Securities that are held in book-entry form, irrevocably deposit with the Depository for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Depository irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. With respect to Capital Securities that are not held in book-entry form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the

Redemption Price to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     (e) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that any of the Capital Securities are not held in book-entry form, the relevant record date for all Trust Securities shall be the date 15 days prior to the relevant Redemption Date.

     (f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Capital Securities. The particular Capital Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000 or, if the Capital Securities are then held in the form of Global Capital Securities, in accordance with the Depository's customary procedures; provided in each case that any Holder of Capital Securities after redemption has at least 100 Capital Securities remaining after the redemption. The Property Trustee shall promptly notify the Security Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities that has been or is to be redeemed.

      Section 4.3  Subordination of Common Securities.

     (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price or the Repurchase Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Repurchase Date, any Debenture Event of Default shall have occurred and be continuing as a result of any failure by the Depositor to pay principal of and interest on the Debentures when due, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, or in the case of payment of the Repurchase Price, the full amount of such Repurchase Price on all Capital Securities subject to Repurchase Elections, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Capital Securities then due and payable.

     (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

      Section 4.4  Payment Procedures.

     Payments of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price and the Repurchase Price of, the Capital Securities shall be made by wire transfer, direct deposit or check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Depository, such payments shall be made to the Depository in immediately available funds, which shall credit the relevant Persons' accounts at such Depository on the applicable Distribution Dates, Redemption Dates or Repurchase Dates, as the case may be. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed in writing between the Property Trustee and the Common Securityholder.

      Section 4.5  Tax Returns and Reports.

     The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form, if any, and the information required to be provided by the Trust on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee and the Administrative Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities. The Property Trustee may rely on the directions of the Administrative Trustees as to the requirements of the foregoing tax laws. None of the Property Trustee, the Paying Agent nor any of their agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

      Section 4.6  Payment of Taxes, Duties, Etc. of the Issuer Trust.

     Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

     Section 4.7  Payments under Indenture or Pursuant to Direct Actions.

     Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder's Capital Securities) has directly received pursuant to
Section 5.8 of the Indenture or Section 5.14 of this Trust Agreement.

                                   ARTICLE V

                         Trust Securities Certificates

     Section 5.1  Initial Ownership.

     Upon the creation of the Trust and the contribution to the initial Trust Property by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

     Section 5.2  The Trust Securities Certificates.

     The Capital Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and minimum blocks of at least 100 (representing a minimum of $100,000 aggregate Liquidation Amount), and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. The Trust Securities Certificates shall be authenticated by the Property Trustee by manual signature of an authorized signatory thereof. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust or the Property Trustee shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13.

      Section 5.3  Execution and Delivery of Trust Securities Certificates.

     On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in respect of (a) Initial Capital Securities in an aggregate Liquidation Amount as provided in Section 2.4 and (b) Common Securities, in an aggregate Liquidation Amount as provided in Section 2.5, to be executed on behalf of the Trust, authenticated by the Property Trustee and delivered in accordance with Sections 5.4 and 5.10 to or upon the written order of the Depositor, executed by an authorized officer thereof, without further corporate action by the Depositor.

      Section 5.4 Capital Securities.

     Capital Securities Certificates in respect of Initial Capital Securities and the Property Trustee's certificate of authentication shall be substantially in the form of Exhibit B-1 hereto, which is hereby incorporated in and expressly made a part of this Trust Agreement. Any Capital Securities Certificate in respect of Exchange Capital Securities and the Property Trustee's certificate of authentication shall be substantially in the form of Exhibit B-2 hereto, which is incorporated in and expressly made a part of this Trust Agreement. The Capital Securities Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Trust). Each Capital Security Certificate shall be dated the date of its authentication.

     (a) Global Capital Securities Certificates.  The Initial Capital Securities
         --------------------------------------
are being offered and sold by the Trust pursuant to the Purchase Agreement.

     Initial Capital Securities offered and sold to QIBs in accordance with Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of a single, permanent Global Capital Security Certificate in definitive, fully registered form with the Restricted Securities Legend and the global security legend set forth in Exhibit B-1 hereto (the "Restricted Global Security"), shall be deposited on behalf of the Initial Purchasers of the Initial Capital Securities represented thereby with the Property Trustee, as Securities Custodian for the Depository, shall be registered in the name of the Depository or a registered nominee of the Depository, and shall be duly executed by an Administrative Trustee on behalf of the Trust and authenticated by the Property Trustee as hereinafter provided.
The aggregate Liquidation Amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee, as Securities Custodian, and the Depository or its nominee as hereinafter provided.

     (b) Book-Entry Provisions.  This Section 5.4(b) shall apply only to Global
         ---------------------
Capital Securities Certificates deposited with or on behalf of the Depository.

     Depository Participants or members of the Depository (together, the "Agent Members") shall have no rights under this Trust Agreement with respect to any Global Capital Security held on their behalf by the Depository or by the Property Trustee as the Securities Custodian, and the Depository may be treated by the Trust, the Property Trustee and any agent of the Trust or the Property Trustee as the absolute owner of such Global Capital Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Property Trustee or any agent of the Trust or the Property Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices of such

Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Capital Security.

     (c) Certificated Securities.  Except as otherwise provided herein, owners
         -----------------------
of beneficial interests in Global Capital Securities Certificates shall not be entitled to receive physical delivery of certificated Capital Securities. Purchasers of Initial Capital Securities who are not QIBs shall receive certificated Initial Capital Securities bearing the Restricted Securities Legend ("Restricted Certificated Securities"); provided, however, that upon transfer of such Restricted Certificated Securities to a QIB, such Restricted Certificated Securities shall, unless the relevant Global Capital Security has previously been exchanged, be exchanged for an interest in a Global Capital Security pursuant to the provisions of Section 5.11 hereof. Restricted Certificated Securities shall include the Restricted Securities Legend unless removed in accordance with this Section 5.4(c) or Section 5.11(g) hereof.

     Section 5.5 Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

     If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute by manual or facsimile signature and, if executed on behalf of the Trust by facsimile signature, such certificate shall be countersigned by a transfer agent, and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

     Section 5.6  Persons Deemed Securityholders.

     The Property Trustee, the Administrative Trustees and the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Property Trustee, the Administrative Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

     Section 5.7  Access to List of Securityholders' Names and Addresses.

     Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 5.8  Maintenance of Office or Agency.

     The Administrative Trustees shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for redemption, repurchase, registration of transfer or exchange and where notices and demands to or upon the Property Trustee or Administrative Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate First Union National Bank of North Carolina, 230 South Tryon Street, 9th Floor, Charlotte, North Carolina 28288-1179, Attn: Bond Administration, as their principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

     Section 5.9  Appointment of Paying Agent.

     Upon receipt from the Property Trustee of funds to make the applicable payments, the Paying Agent shall make Distributions, payments of the Redemption Price and the Repurchase Price, as the case may be, to Securityholders from the Payment Account and shall report the amounts of such Distributions, Redemption Price and Repurchase Price, as the case may be, to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions and Redemption Price and Repurchase Price payments referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon resignation or removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1,
8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder, and any Paying Agent shall be bound by the requirements with respect to paying agents of securities issued pursuant to the Trust Indenture Act. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     Section 5.10 Ownership of Common Securities by Depositor; Common Securities Certificate.

     (a) On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or a transfer to a wholly owned subsidiary of the Depositor, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE TO A PERSON WHO IS NOT A WHOLLY OWNED SUBSIDIARY OF HOLDER".

     (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.


     Section 5.11 Registration of Transfer and Exchange of Securities Certificates.

     The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Capital Securities Certificates (the "Securities Register") in which the transfer agent and registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

     Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute on behalf of the Trust (and if executed on behalf of the Trust by a facsimile signature, such certificate shall be countersigned by a transfer agent or its agent) and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

     (a) Transfer and Exchange of Definitive Capital Securities Certificates.
         -------------------------------------------------------------------
When Definitive Capital Securities Certificates are presented to the Securities Registrar with a request:

          (i) to register the transfer of such Definitive Capital Securities Certificates; or

          (ii) to exchange such Definitive Capital Securities Certificates for Definitive Capital Securities Certificates in an equal aggregate Liquidation Amount of Definitive Capital Securities of other authorized denominations, the Securities Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Capital Securities Certificates surrendered or transferred or exchanged:

          (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to an Administrative Trustee and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (B) in the case of Transfer Restricted Securities Certificates that are Definitive Capital Securities Certificates, are being transferred or exchanged either pursuant to an effective registration statement under the Securities Act or pursuant to clause (1), (2) or (3) below and are accompanied by the following additional information and documents, as applicable:

               (1) if such Transfer Restricted Securities Certificates are being delivered to the Securities Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

               (2) if such Transfer Restricted Securities Certificates are being transferred to the Trust or to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

               (3) if such Transfer Restricted Securities Certificates are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum Liquidation Amount of the Capital Securities of $100,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in substantially the form set forth on the reverse of the Security).
          (ii) if an Administrative Trustee or the Securities Registrar so requests, an Opinion of Counsel reasonably acceptable to an Administrative Trustee and to the Securities Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x) a signed letter substantially in the form of Exhibit E hereto.

     (b) Restrictions of Transfer of a Definitive Capital Security For a
         ---------------------------------------------------------------
Beneficial Interest in a Global Capital Security.  A Definitive Capital Security
------------------------------------------------
may not be exchanged for a beneficial interest in a Global Capital Security except upon satisfaction of the requirements set forth below. Upon receipt by the Property Trustee of a Definitive Capital Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to an Administrative Trustee, together with:

          (i) if such Definitive Capital Security is a Transfer Restricted Security, certification that such Definitive Capital Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Capital Security is a Transfer Restricted Security, written instructions directing the Property Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Capital Security to reflect an increase in the aggregate Liquidation Amount of the Capital Securities represented by the Global Capital Security, then the Administrative Trustees or any one of them shall cancel such Definitive Capital Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate Liquidation Amount of Capital Securities represented by the Global Capital Security to be increased accordingly. If no Global Capital Securities Certificates are then outstanding, the Trust shall issue and the Property Trustee shall authenticate, upon written order of the Trust in the form of an Officers' Certificate, a new Global Capital Security in the appropriate Liquidation Amount.

     None of the Trustees or the Securities Registrar has duties to obtain certificates or other documentation with respect to the transfer or exchange between or among any depositary participants, members or beneficial owners in any global security and shall have no liability or responsibility with respect to the legality thereof.

     (c) Transfer and Exchange of Global Capital Securities Certificates.  The
         ---------------------------------------------------------------
transfer and exchange of Global Capital Securities Certificates or beneficial interests therein shall be effected through the Depository, in accordance with this Trust Agreement (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

     (d) Transfer of a Beneficial Interest in a Global Capital Security For a
         --------------------------------------------------------------------
Definitive Capital Security.
---------------------------

          (i) Any person having a beneficial interest in a Global Capital Security that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),
     (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Capital Security of the same aggregate Liquidation Amount. Upon receipt by the Property Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Capital Security and upon receipt by the Property Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Capital Security, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Security); or

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

               (C) if such beneficial interest is being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or Regulation S under the Securities Act, or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum Liquidation Amount of the Capital Securities of $100,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor, (ii) if an Administrative Trustee or the Securities Registrar so requests, an opinion of counsel from the transferee or transferor reasonably acceptable to an Administrative Trustee and to the Securities Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x) a signed letter substantially in the form of Exhibit E hereto, then the Property Trustee or the Securities Custodian, at the direction of the Administrative Trustees, shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate Liquidation Amount of the Global Capital Security to be reduced on its books and records and, following such reduction, the Administrative Trustees or any one of them shall execute, shall cause the Property Trustee to authenticate and shall deliver to the transferee a Definitive Capital Security.

          (ii) Definitive Capital Securities Certificates issued in exchange for a beneficial interest in a Global Capital Security pursuant to this
     Section 5.11(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from direct or indirect Depository Participants or otherwise, shall instruct the Administrative Trustees. The Administrative Trustees shall deliver such Definitive Capital Securities Certificates to the persons in whose names such Capital Securities are so registered in accordance with the written instructions of the Depository.

     (e) Restrictions on Transfer and Exchange of Global Capital Securities
         ------------------------------------------------------------------
Certificates. Notwithstanding any other provisions of this Trust Agreement
------------
(other than the provisions set forth in Section 5.13), a Global Capital Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (f)  Legend.
          ------

          (i) Except as permitted by the following paragraph (ii), each Capital Security Certificate evidencing the Global Capital Securities and Definitive Capital Securities (and all Capital Securities Certificates issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          THIS CAPITAL SECURITY AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE IN CONNECTION THEREWITH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR, (I) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR
          (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

          THIS CAPITAL SECURITY WILL BE ISSUED, AND MAY BE HELD OR TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CAPITAL SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000, OR RESULTING IN A HOLDER'S HOLDING CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER, ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITY FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITY, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITY."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security that is a Global Capital Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Capital Security, the Securities Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Capital Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) any such Transfer Restricted Security represented by a Global Capital Security shall not be subject to the provisions set forth in clause (i) of this Section 5.11(f) (such sales or transfers being subject only to the provisions of Section 5.11(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Capital Security for a Definitive Capital Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Securities Registrar that such request is being made pursuant to Rule 144.

     (g) Cancellation and/or Adjustment of Global Capital Security.  At such
         ---------------------------------------------------------
time as all beneficial interests in a Global Capital Security have either been exchanged for Definitive Capital Securities, redeemed, repurchased or canceled, such Global Capital Security shall be returned to the Depository for cancellation or retained and canceled by the Property Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Capital Security is exchanged for Definitive Capital Securities, redeemed, repurchased or canceled, the Liquidation Amount of Capital Securities represented by such Global Capital Security shall be reduced and an adjustment shall be made on the books and records of the Property Trustee (if it is then the Securities Custodian for such Global Capital Security) with respect to such Global Capital Security, by the Property Trustee or the Securities Custodian, to reflect such reduction.

     (h) Obligations With Respect to Transfers and Exchanges of Capital
         --------------------------------------------------------------
Securities.
----------

          (i) To permit registrations of transfers and exchanges, the Administrative Trustees or any one of them shall execute and the Property Trustee shall authenticate Definitive Capital Securities Certificates and Global Capital Securities Certificates at the Securities Registrar's written request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Securities Registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

          (iii) The Securities Registrar shall not be required to register the transfer of or exchange of any Capital Security called for redemption during a period beginning 15 days before the day of selection for such redemption.

          (iv) Prior to the due presentation for registration of transfer of any Capital Security, the Trust, the Property Trustee, the Administrative Trustees, the Paying Agent or the Securities Registrar may deem and treat the person in whose name a Capital Security is registered in the Securities Register as the absolute owner of such Capital Security for the purpose of receiving payment of Distributions on, and the Redemption Price or the Repurchase Price of, such Capital Security and for all other purposes whatsoever, whether or not such Capital Security is overdue, and none of the Trust, the Trustees, the Paying Agent, or the Securities Registrar shall be affected by notice to the contrary.

          (v) All Capital Securities issued upon any transfer or exchange pursuant to the terms of this Trust Agreement shall evidence the same Capital Securities and shall be entitled to the same benefits under this Trust Agreement as the Capital Securities surrendered upon such transfer or exchange.

     (i) Termination of Certain Restrictions on Transfer and Provisions as to
         --------------------------------------------------------------------
Legends and Global Form.  After a transfer of any Initial Capital Securities
-----------------------
during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to the Initial Capital Securities, all requirements pertaining to legends on such Initial Capital Securities shall cease to apply, the requirements requiring that any such Initial Capital Securities issued to certain Holders be issued in global form shall cease to apply, and certificated Initial Capital Securities without legends shall be made available to the Holders of such Initial Capital Securities. Upon the consummation of a Registered Exchange Offer with respect to the Initial Capital Securities pursuant to which Holders of Initial Capital Securities are offered Exchange Capital Securities in exchange for their Initial Capital Securities, all requirements pertaining to such Initial Capital Securities that Initial Capital Securities issued to certain Holders be issued in global form shall cease to apply and certificated Initial Capital Securities with the Restricted Securities Legend shall be available to Holders of such Initial Capital Securities that do not exchange their Initial Capital Securities, and Exchange Capital Securities in certificated form shall be available to Holders that exchange such Initial Capital Securities in such Registered Exchange Offer.

     Section 5.12  Notices to Depository.

     To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to Owners pursuant to Sections
5.11 or 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Depository, and shall have no obligations to the Owners.

     Section 5.13  Definitive Capital Securities Certificates.

     If (a) the Depositor advises the Administrative Trustees in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Administrative Trustees in writing that it elects to terminate the book-entry system through the Depository or (c) after the occurrence of a Debenture Event of Default, Owners of Global Capital Securities representing beneficial interests aggregating at least a majority of the Liquidation Amount of the Capital Securities advise the Administrative Trustees in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Owners of Global Capital Securities, then the Administrative Trustees shall notify the other Trustees and the Depository, and the Depository, in accordance with its customary rules and procedures, shall notify all Depository Participants for whom it holds Capital Securities of the occurrence of any such event and of the availability of the Definitive Capital Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Capital Securities Certificate or Certificates representing the Global Capital Securities by the Depository, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Depository and shall cause such Definitive Capital Securities Certificates to be authenticated. Neither the Securities Registrar nor the Administrative Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Administrative Trustees and the Property Trustee shall recognize the Holders of the Definitive Capital Securities Certificates as Securityholders. The Definitive Capital Securities Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees that meets the requirements of any stock exchange or automated quotation system on which the Capital Securities are then listed or approved for trading, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

     Section 5.14  Rights of Securityholders.

     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial ownership interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Capital Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable as set forth in the Indenture, provided that the payment of principal, premium and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

     At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of a majority in aggregate Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

               (A) all overdue installments of interest (including any Additional Interest) on all of the Debentures,

               (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

               (C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

               (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in
     Section 5.13 of the Indenture.

     The Holders of a majority in aggregate Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal, premium or interest (unless all Events of

Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or annulled as provided in Section 5.3 of the Indenture and the Company has paid or deposited with the Debenture Trustee a sum sufficient to pay all overdue installments of interest (including any Additional Interest) on the Debentures, the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders of Outstanding Capital Securities on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

     (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of the principal amount of or premium or interest on Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

      Section 5.15  CUSIP Numbers.

     The Administrative Trustees in issuing the Capital Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption or other notices as a convenience to Holders; provided that any such notice may state that no
                        --------
representation is made as to the correctness of such numbers either as printed on the Capital Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Capital Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Administrative Trustees will promptly notify the Property Trustee of any change in the CUSIP numbers.



                                   ARTICLE VI

                   Acts of Securityholders; Meetings; Voting

     Section 6.1  Limitations on Voting Rights.

     (a) Except as provided in this Section, in Sections 5.14, 8.10 and 11.3 and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

     (b) So long as any Debentures are held by the Property Trustee, neither the Property Trustee nor the Administrative Trustees shall (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waiveable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. Neither the Property Trustee nor the Administrative Trustees shall revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital

Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Administrative Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to fail to be classified as a grantor trust or cause the Trust to be taxable as a corporation for United States federal income tax purposes.

     (c) If any proposed amendment to the Trust Agreement provides for, or the Property Trustee or the Administrative Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to fail to be classified as a grantor trust or cause the Trust to be taxable as a corporation for United States federal income tax purposes.

     Section 6.2  Notice of Meetings.

     Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 11.9 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice. The Administrative Trustees shall provide notice to the Property Trustee of the requisite information and in a sufficiently timely manner so as to permit the Property Trustee to provide notices of meetings as contemplated by this Section 6.2.

     Section 6.3  Meetings of Capital Securityholders.

     No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Capital Securityholders to vote on any matter upon the written request of the Capital Securityholders of record of 25% of the Outstanding Capital Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Capital Securityholders to vote on any matters as to which Capital Securityholders are entitled to vote.

     Capital Securityholders of record of 50% of the Outstanding Capital Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Capital Securityholders.

     If a quorum is present at a meeting, an affirmative vote by the Capital Securityholders of record present, in person or by proxy, holding at least a majority of the Outstanding Capital Securities (based upon their Liquidation Amount) held by holders of record of Outstanding Capital Securities present, either in person or by proxy, at such meeting shall constitute the action of the Capital Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

     Section 6.4  Voting Rights.

     Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

     Section 6.5  Proxies, etc.

     At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of the Administrative Trustees. Only Security holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     Section 6.6  Securityholder Action by Written Consent.

     Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding at least a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

     Section 6.7  Record Date for Voting and Other Purposes.

     For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

      Section 6.8  Acts of Securityholders.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

     The ownership of Capital Securities shall be proved by the Securities Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

     If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

     Section 6.9  Inspection of Records.

     Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

     Section 6.10  Reports to Holders of Capital Securities.

     The Administrative Trustees shall, promptly upon receipt from the Depositor, deliver to each of the Capital Securityholders, all annual reports, information, documents and other reports filed by the Depositor with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (whether or not the Depositor is subject to those filing requirements), as well as the consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports filed with the Commission and delivered by the Depositor to the Property Trustee.


                                  ARTICLE VII

                         Representations and Warranties

      Section 7.1 Representations and Warranties of the Property Trustee and the Delaware Trustee.

     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

     (a) the Property Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

     (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (c) the Delaware Trustee is a Delaware banking corporation duly organized, validly existing and in good standing in the State of Delaware;

     (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (f) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee or the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States in the case of the Property Trustee, or the State of Delaware in the case of the Delaware Trustee, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

     (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing United States laws in the case of the Property Trustee, or Delaware law in the case of the Delaware United States, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be; and

     (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

     Section 7.2  Representations and Warranties of Depositor.

     The Depositor hereby represents and warrants for the benefit of the Securityholders that:

     (a) the Trust Securities Certificates issued on behalf of the Trust at the Closing Date and any Trust Securities Certificates issued on behalf of the Trust as provided in the Exchange and Registration Rights Agreement have been or will be (as the case may be) duly authorized and have been or will be duly and validly executed, issued, authenticated and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of such date, entitled to the benefits of this Trust Agreement; and

     (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.


                                  ARTICLE VII

                                  The Trustees

     Section 8.1  Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee or the Delaware Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Administrative Trustee or the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee or Delaware Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees and the Delaware Trustee otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees and the Delaware Trustee. The Property Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied covenants or obligations shall be read in this Trust Agreement against the Property Trustee.

     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

     (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

               (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

               (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

     Section 8.2  Certain Notices.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 11.9, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

     Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 11.9, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

     Section 8.3  Certain Rights of Property Trustee.

     Subject to the provisions of Section 8.1:

     (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

     (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

     (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

     (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

     (f) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

     (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

     (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

     (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive written instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request written instructions from the Holders of the Trust Securities which written instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received, and (iii) shall be protected in acting in accordance with such written instructions; and

     (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

      Section 8.4  Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

     Section 8.5  May Hold Securities.

     Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

     Section 8.6  Compensation; Indemnity; Fees.

     The Depositor shall:

     (a) pay to the Trustees from time to time such compensation as shall be agreed in writing with the Holder of the Common Securities for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence (in the case of the Property Trustee), its gross negligence (in the case of the Administrative Trustees and the Delaware Trustee), or its bad faith; and

     (c) to the fullest extent permitted by applicable law, indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and
(iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any and all loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person, including, without limitation, any liability arising under federal or state securities laws, by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of its negligence (in the case of the Property Trustee), its gross negligence (in the case of the Administrative Trustees and the Delaware Trustee), or its willful misconduct with respect to such acts or omissions. When the Property Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(4) or Section 5.1(5) of the Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section 8.6 shall survive the termination of this Trust Agreement.

     No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

     The Depositor and any Trustee (in the case of the Property Trustee, subject to Section 8.8 hereof) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

      Section 8.7  Corporate Property Trustee Required; Eligibility of Trustees.

     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee hereunder with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

     Section 8.8  Conflicting Interests.

     If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

     Section 8.9  Co-Trustees and Separate Trustee.

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.

     (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

     (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     Section 8.10  Resignation and Removal; Appointment of Successor.

     No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Common Securityholders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after such removal, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Capital Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Capital Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as an Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder by Act of the Common Securityholder delivered to the Administrative Trustees shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Common Securityholder or the Capital Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 11.9 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

     Section 8.11  Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an instrument wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust, and upon the execution and delivery of such instrument the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on written request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

     Upon written request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     Section 8.12  Merger, Conversion, Consolidation or Succession to Business.

     Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided such Person shall be otherwise qualified and eligible under this Article.

     Section 8.13  Preferential Collection of Claims Against Depositor or Trust.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 8.14  Reports by Property Trustee.

     (a) The Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by

Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within sixty days after each May 15 following the date of this Trust Agreement deliver to Securityholders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, if any, with the Commission and with the Depositor. The Depositor will promptly notify the Property Trustee of any such listing or trading.

     Section 8.15  Reports to the Property Trustee.

     The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 8.16  Evidence of Compliance with Conditions Precedent.

     Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     Section 8.17  Number of Trustees.

     (a) The number of Trustees shall initially be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

     (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

      Section 8.18  Delegation of Power.

     (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.


                                   ARTICLE IX

                      Termination, Liquidation and Merger

     Section 9.1  Termination Upon Expiration Date.

     Unless earlier dissolved, the Trust shall automatically dissolve on February 15, 2028 (the "Expiration Date"), and shall terminate following the distribution of the Trust Property in accordance with Section 9.4.

      Section 9.2  Early Termination.

     The first to occur of any of the following events is an "Early Termination Event":

     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

     (b) the written direction to the Property Trustee from the Depositor at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distribute Debentures to Securityholders in exchange for the Capital Securities (which direction is optional and wholly within the discretion of the Depositor);

     (c) the redemption of all of the Capital Securities in connection with the redemption or maturity of all of the Debentures;

     (d) the repurchase of all of the Capital Securities in connection with the occurrence of a Change of Control; and

     (e) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

      Section 9.3  Termination.

     The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption or repurchase of all of the Trust Securities pursuant to Section 4.2 or Section 10.10, respectively, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders; and (d) the filing with the Secretary of State of the State of Delaware of a certificate of cancellation for the Trust as required by the Delaware Business Trust Act.

      Section 9.4  Liquidation.

     (a) If an Early Termination Event specified in clause (a), (b) or (e) of
Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Property Trustee and the Administrative Trustees as expeditiously as such Trustees determine to be possible by distributing, after satisfaction or the making of reasonable provisions for the payment of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

               (i) state the CUSIP Number of the Trust Securities;

               (ii) state the Liquidation Date;

               (iii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

               (iv) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

     (b) Except where Section 9.2(c), 9.2(d) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as the Administrative Trustees shall direct to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

     (c) Except where Section 9.2(c), 9.2(d) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its best efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Capital Securities are then listed or traded, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

     (d) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Depositor to pay any principal of (and premium, if any) or any interest on the Debentures when due, the Capital Securities shall have a priority over the Common Securities such that no Holder of Common Securities will be entitled to receive any Liquidation Distributions before the Holders of Capital Securities have been paid in full.

      Section 9.5 Mergers, Consolidations, Amalgamations or Replacements of the Trust.

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Article IX. At the request of the Depositor, and with the consent of the Holders of at least a majority in aggregate Liquidation Amount of the Capital Securities, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable as a corporation or to be classified as other than a grantor trust for United States federal income tax purposes. An Administrative Trustee shall furnish the Delaware Trustee at least five Business Days prior written notice of the consummation of any merger, consolidation, amalgamation or replacement; provided that failure to provide such notice shall not affect the validity of any such transaction.


                                   ARTICLE X

                       Repurchase Upon Change of Control

     Section 10.1  Repurchase.

     (a) Upon the occurrence of a Change of Control, each Holder of Capital Securities will have the right, at such Holder's option, to require the Trust to repurchase any Capital Security of such Holder, and upon the exercise of such right the Trust shall repurchase, all of such Holder's Capital Securities, or any portion of the Liquidation Amount thereof, at a cash price equal to 101% of the aggregate Liquidation Amount of such Capital Securities plus accumulated and unpaid Distributions thereon to but not including the Repurchase Date (the "Repurchase Price"), provided, however, that upon a repurchase in part of its Capital Securities, such Holder shall retain ownership of Capital Securities having a minimum Liquidation Amount of $100,000.

     (b) Within three Business Days following the receipt, pursuant to the Indenture, by the Trust as holder of the Debentures or the receipt by the Property Trustee of a notice from the Depositor to the effect that a Change of Control has occurred, the Property Trustee will send a notice (a "Change of Control Notice") to each Holder of Capital Securities with a copy to the Property Trustee by first-class mail, postage prepaid, at such Holder's address appearing in the Security Register, which Change of Control Notice shall state:

          (i) that a Change of Control has occurred and that each Holder has the right to require the Trust to repurchase its Capital Securities, in whole or in part, at the Repurchase Price;

          (ii) the circumstances and relevant facts regarding such Change of Control (including any relevant information with respect to the transaction giving rise to such Change of Control);

          (iii)   the date by which the repurchase right must be exercised;

          (iv) a description of the procedure which a Holder must follow to exercise a repurchase right and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest, if any;

          (v) the Repurchase Date (which shall be the date selected by the Depositor as the repurchase date for the Debentures); and

          (vi) that on the Repurchase Date, the Repurchase Price will become due and payable upon each such Capital Security (or portion thereof) designated by the Holder for repurchase, and that Distributions thereon, if any, shall cease to accumulate on and after said date.

      Section 10.2  Repurchase Procedures.

     (a) Holders wishing to exercise their right to cause a repurchase of Capital Securities pursuant to this Article X ("Electing Holders") shall notify the Property Trustee in writing not later than 12:00 noon, New York City time, on the 30th day after receipt of the Change of Control Notice of their election (a "Repurchase Election") to do so, which notice shall identify the Capital Securities to be repurchased (including CUSIP number, if a CUSIP number has been assigned to such Capital Securities). Any Repurchase Election shall be deemed irrevocable from the date it is made.

     (b) Upon the receipt of Repurchase Elections from Electing Holders, the Property Trustee as holder of the Debentures shall notify the Depositor, in accordance with Section 10.10(c) of the Indenture, of its election to require the Depositor to repurchase a Like Amount of Debentures under the Indenture upon the terms and conditions set forth therein. The Property Trustee shall not cause the Depositor to repurchase any Debentures under the Indenture unless, and then only to the extent, Electing Holders shall make Repurchase Elections.

     (c) Trust Securities repurchased on the Repurchase Date shall be repurchased at the Repurchase Price with the proceeds from the contemporaneous repurchase by the Depositor of a Like Amount of Debentures as contemplated by
Section 10.2(b). Repurchases of Trust Securities shall be made and the Repurchase Price shall be payable on the Repurchase Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Repurchase Price.

     (d) If the Electing Holders make a Repurchase Election, then, by 12:00 noon, New York City time, on the Repurchase Date, subject to Section 10.2(c), in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with the Depository for the Capital Securities funds sufficient to pay the applicable Repurchase Price and will give such Depository irrevocable instructions and authority to pay the Repurchase Price to the Electing Holders thereof. With respect to Capital Securities not held in book-entry form, the Property Trustee, subject to Section 10.2(c), will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay the applicable Repurchase Price and will give such Paying Agent irrevocable instructions and authority to pay the Repurchase Price to the Electing Holders thereof upon surrender of their Capital Securities Certificates.
Notwithstanding the foregoing, Distributions payable on or prior to the Repurchase Date for any Capital Securities of Electing Holders shall be payable to such Electing Holders as they appear on the Securities Register for the Capital Securities on the relevant record dates for the related Distribution Dates. If Election Notices shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Electing Holders will cease with respect to their Capital Securities that are being repurchased, except the right of such Electing Holders to receive the Repurchase Price, but without interest on such Repurchase Price, and the Capital Securities elected for repurchase hereunder will cease to be outstanding. In the event that any date fixed for the repurchase of Capital Securities is not a Business Day, then payment of the Repurchase Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Repurchase Price is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Repurchase Date originally established by the Trust for such Capital Securities to the date such Repurchase Price is actually paid, in which case the actual payment date will be the date fixed for repurchase for purposes of calculating the Repurchase Price.

     (e) Payment of the Repurchase Price on the Capital Securities of Electing Holders shall be made to the record holders thereof as they appear on the Securities Register for the Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Repurchase Date; provided, however, that in the event that any of the Capital Securities are not held in book-entry form, the relevant record date for all Capital Securities being repurchased shall be the date 15 days prior to the Repurchase Date.

     (f) To the extent that the Trust has funds on hand and available in the Payment Account for the payment of the Repurchase Price (from the proceeds of the corresponding repurchase by the Depositor of the Like Amount of the Debentures or from payments made by the Depositor pursuant to the Guarantee), on and after the Repurchase Date, Distributions on the Capital Securities subject to the repurchase will cease to accumulate (and interest on the Like Amount of the Debentures will cease to accrue).

     (g) If any Repurchase Elections have been made, the Capital Securities or portion of Capital Securities subject to such Repurchase Elections shall become due and payable on the date and at the place or places stated in such notice at the applicable Repurchase Price. On presentation and surrender of such Capital Securities at the place of payment specified in said notice, the said securities or the specified portions thereof shall be paid and repurchased by the Property Trustee at the applicable Repurchase Price to the Repurchase Date; provided, however, that installment of Distributions whose Stated Maturity is on or prior to the Repurchase Date will be payable to the Holders of such Capital Securities, or one or more Predecessor Capital Securities, registered as such at the close of business on the relevant Record Dates according to their terms.

     (h) Upon presentation of any Capital Security repurchased in part only, an Administrative Trustee shall execute and the Property Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Depositor, a new Capital Security or Securities of authorized denominations, in aggregate Liquidation Amount equal to the non-repurchased portion of the Capital Security so presented and having the same original issue date, and terms. If a Global Capital Security is so surrendered, such new Capital Security will also be a Global Capital Security.

      Section 10.3  Repurchase of Common Securities.

     Upon the repurchase of Capital Securities pursuant to Section 10.1, the Property Trustee shall cause the repurchase of a pro rata Liquidation Amount of Common Securities.


                                   ARTICLE XI

                            Miscellaneous Provisions

     Section 11.1  Limitation of Rights of Securityholders.

     The death, incapacity, liquidation, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Section 11.2  Liability of the Common Securityholder.

     The Depositor shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

     Section 11.3   Amendment.

     (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust and not be taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

     (b) Except as provided in Section 11.3(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (in aggregate Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's exemption from status of an investment company under the 1940 Act or the Trust's status as a grantor trust for United States federal income tax purposes and will not result in the Trust being taxable as a corporation for United States federal income tax purposes.

     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 11.3 may not be amended.

     (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to (i) fail or cease to qualify for the exemption from status of an investment company under the 1940 Act, (ii) fail or cease to be classified as a grantor trust for United States federal income tax purposes or (iii) be taxable as a corporation for United States federal income tax purposes.

     (e) Notwithstanding anything in this Trust Agreement to the contrary, (i) without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor and (ii) without the consent of the Delaware Trustee, this Trust Agreement may not be amended if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee.

     (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, powers, duties, obligations or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement and shall be fully protected against liability in relying on such document.

     Section 11.4  Separability.

     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.5  Governing Law.

     THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

     Section 11.6  Payments Due on Non-Business Day.

     If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

     Section 11.7  Successors.

     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     Section 11.8  Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

     Section 11.9  Reports, Notices and Demands.

     Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to Integon Corporation, 500 West Fifth Street, Winston-Salem, North Carolina, Attention: General Counsel, telephone no.: (910) 770-2000. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to First Union National Bank of North Carolina, 230 South Tryon Street, 9th Floor, Charlotte, North Carolina, Attention: Bond Administration; (b) with respect to the Delaware Trustee, to First Union Bank of Delaware, One Rodney Square, lst Floor, 920 King Street,

Wilmington, Delaware 19801, with a copy to the Property Trustee at the address set forth in Clause (a); and (c) with respect to the Trust or the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention Administrative Trustees of Integon Capital I." Such notice, demand or other communication to or upon the Trust, the Administrative Trustees or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Administrative Trustees or the Property Trustee.

     Section 11.10  Agreement Not to Petition.

     Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 11.10, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 11.10 shall survive the termination of this Trust Agreement.

     Section 11.11  Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement pursuant to the terms herein and shall, to the extent applicable, be governed by such provisions. The Trust Agreement shall be subject to and governed by the Trust Indenture Act upon the consummation of the exchange offer pursuant to the Exchange and Registration Rights Agreement. Until such exchange offer, the Trust Indenture Act shall not apply to this Trust Agreement.

     (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

     (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

     Section 11.12 Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITY HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITY HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITY HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITY HOLDER AND SUCH OTHERS.

     Section 11.13  Counterparts.

     This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees on one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Trust Agreement to be executed as of the day and year first above written.


                                    INTEGON CORPORATION


                                    By: /s/ John B. Yorke
                                       -----------------------------------
                                          Name:   John B. Yorke
                                          Title:  Vice President, Corporate
                                                  General Counsel & Secretary


                                    FIRST UNION  NATIONAL BANK OF
                                    NORTH CAROLINA
                                    as Property Trustee


                                    By: /s/ Shawn K. Bednasek
                                       -----------------------------------
                                          Name:   Shawn K. Bednasek
                                          Title:  Asst. Vice President

                                    FIRST UNION BANK OF DELAWARE,
                                     as Delaware Trustee


                                    By: /s/ Stephen J. Kaba
                                       -----------------------------------
                                          Name:   Stephen J. Kaba
                                          Title:  Vice President



                                     /s/ John B. Yorke
                                    --------------------------------------
                                     John B. Yorke,
                                     as Administrative Trustee



                                     /s/ Donald F. McKee
                                    --------------------------------------
                                     Donald F. McKee,
                                     as Administrative Trustee



                                     /s/ Steven C. Andrews
                                    --------------------------------------
                                     Steven C. Andrews,
                                     as Administrative Trustee

STATE OF NORTH CAROLINA)
                       ) : ss.:
COUNTY OF FORSYTH      )


     On the ___ day of February, 1997, before me personally came John B. Yorke, to me known, who, being by me duly sworn, did depose and say that he/she is Vice President, Corporate General Counsel & Secretary of Integon Corporation, one of the corporations described in and which executed the foregoing instrument, and that he/she signed his/her name thereto pursuant to authority of the Board of Directors of said corporation.


                                    --------------------------------------
                                              Notary Public


STATE OF NORTH CAROLIA )
                       ): ss.:
COUNTY OF MECKLENBURG  )


     On the 7th day of February, 1997, before me personally came Shawn K. Bednasek, to me known, who, being by me duly sworn, did depose and say that he/she is Assistant Vice President of First Union National Bank of North Carolina, one of the corporations described in and which executed the foregoing instrument, and that he/she signed his/her name thereto pursuant to the bylaws of said corporation.


                                    --------------------------------------
                                              Notary Public

STATE OF DELAWARE      )
                       : ss.:
COUNTY OF              )


     On the ___ day of  February, 1997, before me personally came
________________________________________________________________________________
________________, to me known, who, being by me duly sworn, did depose and say that he/she is
____________________________________________________________________________ of
First Union Bank of Delaware, one of the corporations described in and which executed the foregoing instrument, and that he/she signed his/her name thereto pursuant to the bylaws of said corporation.


                                    --------------------------------------
                                              Notary Public

STATE OF NORTH CAROLINA)
                       ): ss.:
COUNTY OF FORSYTH      )


     On the ___ day of February, 1997, before me personally came
________________________________________________________________________________
__________________________, to me known, who, being by me duly sworn, did depose and say that he/she executed the foregoing instrument.


                                    --------------------------------------
                                              Notary Public


STATE OF               )
                       ): ss.:
COUNTY OF              )


     On the ___ day of February, 1997, before me personally came
________________________________________________________________________________
_________________________, to me known, who, being by me duly sworn, did depose and say that he/she executed the foregoing instrument.


                                    --------------------------------------
                                              Notary Public

                                                                       EXHIBIT A

                             CERTIFICATE OF TRUST

                                      OF

                               INTEGON CAPITAL I

     This Certificate of Trust of Integon Capital I (the "Trust"), dated January 27, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

     1.  NAME.  The name of the business trust being formed hereby is Integon

Capital I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Union Bank of Delaware, One Rodney Square, lst Floor, 920 King Street, Wilmington, Delaware 19801.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the filing of this Certificate of Trust.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                           FIRST UNION BANK OF DELAWARE,
                           as Trustee


                           By:________________________________
                               Name:
                               Title:


                           ___________________________________
                            JOHN YORKE,
                            as Trustee

                                                                     EXHIBIT B-1


                   [Form of Face of Initial Capital Security]

          [This Capital Security is a Global Capital Security Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository, which may be treated by Integon and any agent thereof as the owner and holder of this Global Security for all purposes) may be registered except in limited circumstances described in the Trust Agreement.

          Unless this Capital Security is presented by an authorized representative of the Depository (55 Water Street, New York) to Integon Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. (or to such other entity as shall be requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

          THIS CAPITAL SECURITY AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE IN CONNECTION THEREWITH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR, (I) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION

/1/ These paragraphs should only be added if the Capital Security is issued in global form.

                                     B-1-1

STATEMENT UNDER THE SECURITIES ACT, OR (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

          THIS CAPITAL SECURITY WILL BE ISSUED, AND MAY BE HELD OR TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CAPITAL SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000, OR RESULTING IN A HOLDER'S HOLDING CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER, ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITY FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITY, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITY.

CERTIFICATE NUMBER

                                                    NUMBER OF CAPITAL SECURITIES


CUSIP NO.

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                               INTEGON CAPITAL I

                          10 3/4% CAPITAL SECURITIES,
                                    SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


          Integon Capital I, a statutory business trust formed under the laws of
the State of Delaware (the "Trust"), hereby certifies that            (the
"Holder") is the registered owner of                 capital securities of the
Trust representing a preferred undivided beneficial interest in the assets of the Trust and designated the Integon Capital I 10 3/4% Capital Securities, Series A (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital

                                     B-1-2

Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.11 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of February 10, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and by acceptance hereof agrees to the provisions of (i) the Guarantee Agreement entered into by Integon Corporation, a Delaware corporation ("Integon"), and First Union National Bank of North Carolina, a national banking association organized and existing under the laws of the United States of America ("First Union"), as guarantee trustee, dated as of February 10, 1997, and (ii) the Indenture entered into by Integon and First Union, as trustee, dated as of February 10, 1997.

          IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _____ day of ________, ____.


                                    INTEGON CAPITAL I


                                    By:
                                       ----------------------------------
                                        Name:
                                        Administrative Trustee

                                     B-1-3

     This certificate evidences the Capital Securities of the Trust referred to in the within-mentioned Trust Agreement.

Dated:


                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA,  as Property Trustee


                                    By:
                                       ----------------------------------
                                        Name:
                                        Title:

                                     B-1-4

                                ASSIGNMENT FORM


          To assign this Capital Security, fill in the form below:

          I or we assign and transfer this Capital Security to



          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint
agent to transfer this Capital Security on the books of the Trust. The agent may substitute another to act for him.




Date:                                              Your Signature:

Signature Guarantee:
               (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)



Sign exactly as your name appears on the other side of this Capital Security.

                                     B-1-5

         CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                          INITIAL CAPITAL SECURITIES


This certificate relates to Capital Securities in $________ Liquidation Amount held in (check applicable space) ____ global or ____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Administrative Trustees by written order to deliver in exchange for its beneficial interest in the Global Capital Security held by the Depository a Capital Security or Capital Securities in definitive, registered form of authorized denominations and an aggregate Liquidation Amount equal to its beneficial interest in such Global Capital Security (or the portion thereof indicated above);

/ / has requested the Administrative Trustees by written order to exchange or register the transfer of a Capital Security or Capital Securities.

In connection with any transfer or exchange of any of the Capital Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Capital Securities and the last date, if any, on which such Capital Securities were owned by the Trust or any Affiliate of the Trust, the undersigned confirms that such Capital Securities are being:

CHECK ONE BOX BELOW:

     (1)   /  /  acquired for the undersigned's own account, without transfer;
                 or

     (2)   /  /  transferred to the Trust; or

     (3)   /  /  transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     (4)   /  /  transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended), that has furnished to the Administrative Trustees a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Administrative Trustees); or

     (5)  /  /   transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Administrative Trustees shall refuse to register any of the Capital Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the

                                     B-1-6

Administrative Trustees or the Trust may require, prior to registering any such transfer of the Capital Securities, in its sole discretion, such legal opinions, certifications and other information as an Administrative Trustee or Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.



                                -------------------------------------
                                              Signature

Signature Guarantee:



-----------------------         -------------------------------------
                                              Signature

(Signature must be guaranteed
by a participant in a signature
guarantee medallion program)

--------------------------------------------------------------------------------

                                     B-1-7

                                                                     EXHIBIT B-2

                  [Form of Face of Exchange Capital Security]

          [This Capital Security is a Global Capital Security Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository, which may be treated by the Trust and any agent as the owner and holder of this Global Capital Security for all purposes) may be registered except in limited circumstances described in the Trust Agreement.

          Unless this Capital Security is presented by an authorized representative of the Depository (55 Water Street, New York) to Integon Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment hereon is made to Cede & Co. (or to such other entity as may be requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/2/


CERTIFICATE NUMBER
                                                    NUMBER OF CAPITAL SECURITIES


CUSIP NO.

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                               INTEGON CAPITAL I

                          10 3/4% CAPITAL SECURITIES,
                                    SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

----------------------

/2/ These paragraphs should only be added if the Capital Security is issued in global form.

                                     B-2-1

          Integon Capital I, a statutory business trust formed under the laws of
the State of Delaware (the "Trust"), hereby certifies that            (the
"Holder") is the registered owner of            ( ) capital securities of the
Trust representing a preferred undivided beneficial interest in the assets of the Trust and designated the Integon Capital I 10 3/4% Capital Securities, Series A (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.11 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of February 10, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and by acceptance hereof agrees to the provisions of (i) the Guarantee Agreement entered into by Integon Corporation, a Delaware corporation ("Integon"), and First Union National Bank of North Carolina, a national banking association organized and existing under the laws of the United States of America ("First Union"), as guarantee trustee, dated as of February 10, 1997, and (ii) the Indenture entered into by Integon and First Union, as trustee, dated as of February 10, 1997.


          IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _____ day of ________, ____.


                                        INTEGON CAPITAL I



                                        By:
                                           -------------------------------
                                           Name:
                                           Administrative Trustee

                                     B-2-2

  This certificate evidences the Capital Securities of the Trust referred to in the within-mentioned Trust Agreement.

Dated:


                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA, as Property Trustee


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                     B-2-3

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

(Insert assignee's social security or tax identification number)

                   (Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                     B-2-4

                                                                       EXHIBIT C



                 [FORM OF CERTIFICATE OF DEPOSITORY AGREEMENT]

                                    ___________, 199_



The Depository Trust Company,
   55 Water Street, 49th Floor,
      New York, New York 10041-0099.

Attention:  General Counsel's Office

     Re:  Integon Capital I
      ___% Capital Securities, Series A
          CUSIP
          ----------------------------------------

Ladies and Gentlemen:

     The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the global-only portion of the ___% Capital Securities, Series A (the "Capital Securities"), of Integon Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Issuer"), governed by the Amended and Restated Trust Agreement, dated as of __________, 1997, between Integon Corporation ("the Corporation"), as Depositor, First Union National Bank of North Carolina, as Property Trustee, and First Union Bank of Delaware, as Delaware Trustee. The payment of distributions on the Capital Securities and payments due upon liquidation of the Issuer or redemption of the Capital Securities, to the extent the Issuer has funds available for the payment thereof, are guaranteed by the Corporation to the extent set forth in a Guarantee Agreement, dated as of ___________, 1997, between the Corporation and First Union National Bank of North Carolina, as Guarantee Trustee with respect to the Capital Securities. The Corporation and the Issuer propose to sell the Capital Securities to certain initial purchasers (the "Initial Purchasers") named in and pursuant to a Purchase Agreement, dated as of ___________, 1997, by and among the Initial Purchasers, the Issuer and the Corporation, and certain of the Initial Purchasers wish to take delivery of the Capital Securities through DTC. First Union National Bank of North Carolina is acting as transfer agent and registrar with respect to the Capital Securities (the "Transfer Agent and Registrar").

     To induce DTC to accept the Capital Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Capital Securities, the Issuer and the Transfer Agent and Registrar make the following representations to DTC:

     1. Prior to the closing of the sale of the Capital Securities to the Initial Purchasers on ____________, 1997, there shall be deposited with, or held by the Transfer Agent and Registrar as custodian for, DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of [_________] Capital Securities and bearing the following legend:

  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders (with no provision for revocation of consents or votes by subsequent holders) of the Capital Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

     3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event as soon as possible, but at least 5 business days prior to the effective date of such event.

     4. In the event of any distribution on, or an offering or issuance of rights with respect to, the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Capital Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Capital Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g.,
                                                                          - -
legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The

Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Capital Securities. After establishing the amount of payment to be made on the Capital Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

                    Manager, Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square, 23rd Floor
                    New York, New York 10004-2695

     The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

     5. In the event of a redemption by the Issuer of the Capital Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                    Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, New York 11530-4719

     6. In the event of any invitation to tender the Capital Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

                    Manager, Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    7 Hanover Square, 23rd Floor
                    New York, New York 10004-2695

     7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Capital Securities and the accompanying designation of the Capital Securities, which, as of the date of this letter, is "Integon Capital I, ___% Capital Securities, Series A".

     8. Distribution payments or other cash payments with respect to the Capital Securities shall be governed by DTC's current Principal and Income Payments Rider, a copy of which is attached hereto as Annex I. For purposes of this letter, the term "Agent" used in Annex I shall be deemed to refer to First Union National Bank of North Carolina or any successor Property Trustee under the Amended and Restated Trust Agreement.

     9. DTC may direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

     10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the
             - -
Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Capital Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

     11. DTC may discontinue its services as a securities depositary with respect to the Capital Securities at any time by giving reasonable prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Capital Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for global settlement for the Capital Securities, make available one or more separate global certificates evidencing Capital Securities to any Participant having Capital Securities credited to its DTC account, or issue definitive Capital Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

     12. In the event that the Issuer determines that beneficial owners of Capital Securities shall be able to obtain definitive Capital Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the

Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

     13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

  Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of Integon Capital I.

                                 Very truly yours,

                                 Integon Capital I
                                 (As Issuer)



                                 By:________________________________
                                      Name:
                                      Administrator

                                 First Union National Bank of North Carolina
                                 (As Transfer Agent and Registrar)



                                 By:________________________________
                                      Name:
                                      Title:


RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY

By:_______________________________
     Authorized Officer

                                                                       EXHIBIT D
                       [Form of Face of Common Security]


         THIS CERTIFICATE IS NOT TRANSFERABLE TO A PERSON WHO IS NOT A
                       WHOLLY OWNED SUBSIDIARY OF HOLDER

CERTIFICATE NUMBER:                   NUMBER OF COMMON SECURITIES:



                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                               INTEGON CAPITAL I

                           10 3/4% COMMON SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)

  Integon Capital I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _____________________ (the "Holder") is the registered owner of ______ common securities of the Trust representing a common undivided beneficial interest in the assets of the Trust having a liquidation amount of $1,000 per common security and designated the 10 3/4% Common Securities (the "Common Securities"). The designations, rights, privileges, restrictions, preferences, obligations and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of February 10, 1997, as the same may be amended from time to time (the "Trust Agreement"). Except as set forth under Section 5.10 of the Trust Agreement the Common Securities are not transferable and any attempted transfer hereof shall be void. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

  Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and by acceptance hereof agrees to the provisions of (i) the Guarantee Agreement entered into by Integon Corporation, a Delaware corporation ("Integon"), and First Union National Bank of North Carolina, a national banking association organized and existing under the laws of the United States of America ("First Union"), as guarantee trustee, dated as of February 10, 1997, and (ii) the Indenture entered into by Integon and First Union, as trustee, dated as of February 10, 1997.

  In Witness Whereof, one of the Administrative Trustees of the Trust has executed this certificate.


                                        INTEGON CAPITAL I


                                        By: ______________________________
                                            Name:
                                            Administrative Trustee

                                                                       EXHIBIT E


                 [FORM OF TRANSFEREE LETTER OF REPRESENTATION]


Integon Capital I
c/o Integon Corporation


Dear Sirs:

     This certificate is delivered to request a transfer of $          _________
of the [_____]% Capital Securities, Series A (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities") Integon Capital I (the "Trust").

     Upon transfer, the Capital Securities would be registered in the name of the new beneficial owner as follows:

     Name:  _________________________

     Address:  _______________________

     Taxpayer ID Number:_____________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Capital Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Capital Securities and invest in or purchase securities similar to the Capital Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     2. We understand that the Capital Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Capital Securities to offer, sell or otherwise transfer such Capital Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Trust or any affiliate of the Trust was the owner of such Capital Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Trust, (b) pursuant to a registration statement which has been declared effective under the Securities

Act, (c) in a transaction comply with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum Liquidation Amount of Capital Securities of 100,000 or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Capital Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Property and the Property Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Trust and the Property Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Capital Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Trust and the Administrative Trustees.

                                TRANSFEREE:__________________________

                                BY____________________________________



                                      E-2